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                                                                   Exhibit 10.11

             FIRST AMENDMENT TO LICENSE AND DISTRIBUTION AGREEMENT

     This FIRST AMENDMENT TO LICENSE AND DISTRIBUTION AGREEMENT ("First Amendment") is made this 30th day of June, 2001 by and between AGILENT TECHNOLOGIES, INC, a Delaware corporation (together with its subsidiaries and successors, being collectively, "Agilent"), and DATA CRITICAL CORPORATION, a Delaware corporation (together with its subsidiaries and successors, being collectively, "Data Critical" and together with Agilent being collectively, the "Parties" and each individually, a "Party"). The Parties agree as follows:

     WHEREAS, Agilent and Data Critical are parties to that certain Distribution
and License Agreement dated as of November 22, 2000 (the "Agreement").   Any
capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the parties wish to amend the Agreement and agree to certain other terms as provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 4.5 of the Agreement is hereby amended by deleting the amount "$750" therein and replacing the same with the amount "$650".

     2. Section 5.1 of the Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing the same with the following:
"Data Critical shall offer factory-only repair/replacement services, solely at its own or licensed service facilities and solely on the terms and conditions set forth herein (a) for the Data Critical proprietary receivers, at any time after their initial delivery to Agilent or the end user, and (b) for the transmitters sold by Data Critical for use with the Integrated StatView Product after the expiration of the warranty thereon."

     3.   Section 5.2 of the Agreement is hereby amended by deleting such section in its entirety and replacing the same with the following:

     "(a) Subject to the foregoing, Data Critical will offer Agilent repair/replacement services for the transmitters sold by Data Critical for use in connection with the Integrated StatView Product based upon the following pricing schedule (all hardware repair/replacement payment terms are net 30 from the date of invoice to Agilent) (in each case, plus applicable taxes and duties):

          Transmitters: $300.00 per unit after the 14 month warranty period therefor..

     (b) Subject to the foregoing, Data Critical will at no charge replace receivers sold by Data Critical to Agilent with new receivers (i) when found to be defective upon initial receipt by Agilent, or (ii) when found to be defective upon initial delivery to an end user. In addition for all other failures by receivers, Data Critical will offer Agilent repair/replacement services for the receivers sold by Data

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     Critical for use in connection with the Integrated StatView Product based upon the following pricing schedule (all hardware repair/replacement payment terms are net 30 from the date of invoice to Agilent) (in each case, plus applicable taxes and duties):

          Receivers: $200.00 per unit if failure not due to misuse or abuse; and
                     $100.00 per unit if returned but no failure found.

     Data Critical and Agilent agree that Data Critical will have sole discretion to determine whether receivers returned by Agilent are to be repaired/replaced or have failed due to misuse or abuse. Misuse or abuse will include, but will not be limited to, water damage, severe shock or substantial case damage." For the first twelve months that Agilent ships receivers to end customers, findings of misuse or abuse will not constitute more than 5% of the total repair returns. Further limits on this percentage deemed abused will be determined at the annual contract reviews.

     4. Section 9.2 of the Agreement is hereby amended (a) by deleting the phrase "its proprietary receivers and" from the first sentence thereof, (b) by deleting the phrase ", in each case," from the first sentence thereof, and (c) by deleting the phrase "receiver or" from the last sentence thereof.

     5. After Agilent has been shipping receivers to end customers for at least six months, Data Critical agrees to meet with Agilent to review the performance of the receivers.

     6. Each Party represents and warrants to the other Party that it has full corporate power and authority to execute and deliver this First Amendment and to perform the transactions contemplated hereunder.

     7. The terms and provisions of the Agreement, as amended hereby, shall remain in full force and effect. All references to the "Agreement" contained therein shall mean the Agreement, as amended by this First Amendment.

     8. The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of the either Party under the Agreement or any of the other instruments, documents or agreements related thereto, if any, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

     9. This First Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     10. This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

                           [Signature page follows.]

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     IN WITNESS WHEREOF, each of Agilent and Data Critical has caused this First
Amendment to be signed by their respective officers duly authorized as of the date first written above.

Agreed To:


Agilent Technologies, Inc.


By:     /s/ Anthony S. Ecock                     6/26/01
    ------------------------------          -----------------
Name:  Anthony S. Ecock                     Date
Title: General Manager


Data Critical Corporation


By:    /s/ Michael E. Singer                     6/30/01
    ------------------------------          -----------------
Name:  Michael E. Singer                    Date
Title: Executive Vice President,
       Corporate Development,
       Chief Financial Officer

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